                                                                    EXHIBIT 23.6


                   [Letterhead of Stone & Webster Consultants]

                     CONSENT OF STONE & WEBSTER CONSULTANTS

         We hereby consent to the inclusion in this Registration Statement on Form S-4 of PPL Energy Supply, LLC of our Summary Independent Technical Review dated August 15, 2001 (the "Summary Review"). We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.

         We hereby confirm that the Selected Projected Financial Data and the Selected Projected Operating Data which appear under the heading
"Summary-Independent Consultants' Reports" in such Registration Statement accurately reflects the information contained in the Summary Review.

/s/ Albert Ferrer

Stone & Webster Consultants
December 7, 2001